Exhibit 8.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 (212) 839 5300 (212) 839 5599 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG HOUSTON LONDON	LOS ANGELES NEW YORK PALO ALTO SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

August 7, 2012

PennyMac Mortgage Investment Trust

6101 Condor Drive

Moorpark, California 93021

Ladies and Gentlemen:

We have acted as counsel to PennyMac Mortgage Investment Trust, a Maryland real estate investment trust (the “Company”), in connection with the issuance and sale by the Company of the Company’s common shares of beneficial interest, $0.01 par value per share, having an aggregate offering price of up to $200,000,000 (the “Shares”) to be offered by the Company to or through Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Agent”), pursuant to an ATM Equity OfferingSM Sales Agreement, dated August 7, 2012 (the “Agreement”), among the Company, PennyMac Operating Partnership, L.P., a Delaware limited partnership and the operating partnership of the Company (the “Operating Partnership”), and PNMAC Capital Management, LLC, a Delaware limited liability company and the manager of the Company (in such capacity, the “Manager”), on the one hand, and the Agent, on the other hand.  The issuance and sale of the Shares are discussed in the final prospectus, dated June 21, 2012 (the “Base Prospectus”), as supplemented by the final prospectus supplement, dated August 7, 2012, relating to the Shares (the “Prospectus Supplement”).  The term “Prospectus” shall mean, collectively, the Base Prospectus and the Prospectus Supplement, in the forms filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) of the rules and regulations (the “1933 Act Regulations”) promulgated under the Securities Act of 1933, as amended (the “1933 Act”), on August 7, 2012, including, except as otherwise specified herein, the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act.  The Base Prospectus was part of the automatic shelf registration statement on Form S-3ASR (File No. 333-182261) registering the offer and sale of certain securities of the Company (including the Shares), filed by the Company with the Commission pursuant to the 1933 Act and the 1933 Act Regulations.  The term “Registration Statement” shall mean the registration statement referred to in the previous sentence, at any time referred to herein, as further amended (if applicable) at such time, including, except as otherwise specified herein, the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time.

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

You have requested our opinion concerning certain federal income tax considerations relating to the Company, including with respect to its election to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986 (the “Code”).  As counsel to the Company and the Operating Partnership, we have examined and relied upon originals or copies of such agreements, instruments, certificates, records and other documents and have made such examination of law as we have deemed necessary or appropriate for the purpose of this letter, including the following:

1.               Copy of the Articles of Amendment and Restatement of the Company, certified as of a recent date by the State Department of Assessments and Taxation of the State of Maryland.

2.               Copy of the Bylaws of the Company, certified as of the date hereof by the Secretary of the Company to be a true and correct copy.

3.               A certificate containing certain factual representations and covenants of the Company (the “Officers’ Certificate”) relating to, among other things, the past, current and proposed operations of the Company and the entities in which it holds a direct or indirect interest.

4.               Conformed copy of the Registration Statement.

5.               Copy of the Prospectus.

6.               Such other documentation or information provided to us by the Company, the Operating Partnership or the Manager as we have deemed necessary or appropriate as a basis for our opinion set forth herein.

Although we have made such inquiries and performed such investigations as we have deemed necessary for purposes of our opinion, we have not independently verified all of the facts, representations and covenants set forth in the Officers’ Certificate, the Registration Statement, the Prospectus or in any other document.

We have assumed and relied on representations of the Company, the Operating Partnership and the Manager that the facts, representations and covenants contained in the Officers’ Certificate, the Registration Statement and the Prospectus are accurate.  We have assumed that such factual statements, representations and covenants are true without regard to any qualification as to knowledge or belief.

Our opinion is conditioned on, among other things, the initial and continuing accuracy of the factual information, covenants and representations set forth in the Registration Statement, the

Prospectus and the Officers’ Certificate without regard to any qualifications therein.  Any change or inaccuracy in the facts referred to, set forth or assumed herein or in the Officers’ Certificate may affect our conclusions set forth herein.

Our opinion is also based on the correctness of the following assumptions: (i) the Company and each of the entities in which the Company holds a direct or indirect interest have been and will continue to be operated in accordance with the laws of the jurisdictions in which they were formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Maryland or of any other jurisdiction under the laws of which any such entity has been formed, and (iii) each of the written agreements to which the Company or any such entity is a party will be construed and enforced in accordance with its terms.

In rendering our opinion, we have also considered the applicable provisions of the Code, the Treasury Regulations promulgated thereunder, judicial decisions, administrative rulings and other applicable authorities, in each case as in effect on the date hereof.  The statutory provisions, regulations, decisions, rulings and other authorities on which this opinion is based are subject to change, and such changes could apply retroactively.  A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies, and the authenticity of the originals of such copies.

This opinion shall not be construed as or deemed to be a guaranty or insuring agreement.  Opinions of counsel represent only counsel’s best legal judgment and are not binding on the Internal Revenue Service (“IRS”) or on any court.  Accordingly, no assurance can be given that the IRS will not challenge the conclusions of the opinion set forth herein or that such a challenge would not be successful.

Based on and subject to the foregoing, we are of the opinion that:

1.               The Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code beginning with the Company’s taxable year ended December 31, 2009, and the Company’s current and proposed method of operations have enabled and will enable it to meet the requirements for qualification and taxation as a REIT for the Company’s taxable year ending December 31, 2012 and in the future.

2.               Although the discussion set forth in the Prospectus under the heading “U.S. Federal Income Tax Considerations” does not purport to summarize all possible U.S. federal income tax consequences of the purchase, ownership, and disposition of the Shares, such discussion, though general in nature, constitutes, in all material respects, a fair and accurate summary of the material U.S. federal income tax consequences of the purchase, ownership, and disposition of the Shares, subject to (a) the qualifications set forth therein and (b) the discussion in (or incorporated by reference in) the Prospectus of the tax-related risks of owning such Shares.  The U.S. federal income tax consequences of the ownership and disposition of the Shares by a shareholder will depend upon that shareholder’s particular situation, and we express no opinion as to the completeness of the discussion set forth in “U.S. Federal Income Tax Considerations” as applied to any particular shareholder.

Other than as expressly stated above, we express no opinion on any issue relating to the Company or to any investment therein or under any other law.  Furthermore, the Company’s qualification as a REIT will depend upon the Company’s meeting, in its actual operations, the applicable asset composition, source of income, shareholder diversification, distribution and other requirements of the Code and Treasury Regulations necessary for a corporation to qualify as a REIT.  We will not review these operations and no assurance can be given that the actual operations of the Company and any applicable affiliates will meet these requirements or the representations made to us with respect thereto.

This opinion has been prepared for you in connection with the Registration Statement and Prospectus.  We consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed on the date hereof and the Registration Statement and to the reference to Sidley Austin LLP under the captions “U.S. Federal Income Tax Considerations” and “Legal Matters” in the Prospectus.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

/s/ Sidley Austin LLP